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                                                                      EXHIBIT 12

                     THE HERTZ CORPORATION AND SUBSIDIARIES

   COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)
                    (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)

                                                            YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1997       1996       1995       1994       1993
                                              --------   --------   --------   --------   --------
Income before income taxes..................  $343,270   $256,569   $172,344   $162,831   $102,450
Interest expense............................   316,038    309,249    323,871    284,438    256,718
Portion of rent estimated to represent the
  interest factor...........................    72,752     69,188     75,874     88,219     76,298
                                              --------   --------   --------   --------   --------
Earnings before income taxes and fixed
  charges...................................  $732,060   $635,006   $572,089   $535,488   $435,466
                                              ========   ========   ========   ========   ========
Interest expense (including capitalized
  interest).................................  $316,536   $309,843   $325,021   $284,855   $256,866
Portion of rent estimated to represent the
  interest factor...........................    72,752     69,188     75,874     88,219     76,298
                                              --------   --------   --------   --------   --------
Fixed charges...............................  $389,288   $379,031   $400,895   $373,074   $333,164
                                              ========   ========   ========   ========   ========
Ratio of earnings to fixed charges..........       1.9        1.7        1.4        1.4        1.3
                                              ========   ========   ========   ========   ========
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